Exhibit 10.5

COMMITMENT AGREEMENT

THIS COMMITMENT AGREEMENT to purchase common stock (this “Agreement”) is entered into as of September 25, 2012, by and between LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation (the “Company”), and PEGASUS PARTNERS IV, L.P., a Delaware limited partnership (“Pegasus”).

WHEREAS, in connection with the Company’s offer and sale of Preferred Shares as described in the Preemptive Rights Notices, dated September 25, 2012, and subject to certain terms and conditions, the Company offered warrants to purchase Common Stock to participants in such offering (collectively, such warrants actually issued or to be issued, the “Warrants”); and

WHEREAS, in connection with the issuance of the Warrants, Pegasus has agreed to sell to the Company, and the Company has agreed to buy from Pegasus, shares of Common Stock equal to the number of shares, if any, for which the Warrants are exercised, up to an aggregate number of shares of Common Stock equal to the aggregate number of Warrant Shares (as defined in each Warrant) subject to each Warrant (as may be adjusted in accordance with Section 6, the “Commitment Shares”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Definitions.

The following terms as used in this Commitment Agreement have the following meanings:

(a) “Acquiring Entity” has the meaning attributed to it in Section 7.

(b) “Aggregate Warrant Shares” means, as of the applicable date of determination, the Warrant Shares then issuable upon exercise of the Warrants.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or obligated to close.

(d) “Call Consideration” has the meaning attributed to it in Section 5(b).

(e) “Call Notice” has the meaning attributed to it in Section 5(b).

(f) “Commitment Shares” has the meaning attributed to it in the recitals of this Agreement.

(g) “Common Stock” means (i) the Company’s common stock, $0.001 par value per share, and (ii) any capital stock into which the Common Stock is changed or any capital stock resulting from a reclassification of the Common Stock.

(h) “Credit Facility” means that certain Loan Security Agreement, dated as of November 22, 2010, by and among the Company, the guarantors and lenders from time to time party thereto, Wells Fargo Bank, National Association, as agent, and Wells Fargo Capital Finance, LLC, as sole lead arranger, manager and bookrunner, and any amendments or restatements of, supplements to, or new facility or facilities entered into in replacement thereof.

(i) “Exercise Event” has the meaning attributed to it in Section 2(a).

(j) “Exercise Price” means the price per share paid by the Exercising Holder in the Exercise Event giving rise to the Company’s obligation to purchase Commitment Shares hereunder.

(k) “Exercise Shares” has the meaning attributed to it in Section 2(a).

(l) “Exercising Holder” has the meaning attributed to it in Section 2(a).

(m) “Expiration Event” means any event resulting in an Expiration Event (as defined in the Warrants).

(n) “Holders” means the Holders of the Warrants (as defined in the respective Warrant).

(o) “Issuance Date” means September 25, 2012.

(p) “Payment” has the meaning attributed to it in Section 2(c)(i).

(q) “Pegasus” has the meaning attributed to it in the preamble of this Agreement.

(r) “Pegasus Group” means Pegasus together with its Affiliates (excluding PCA LSG Holdings, LLC).

(s) “Pegasus Call” has the meaning attributed to it in Section 5(b).

(t) “Pegasus Event” has the meaning attributed to it in Section 4(b).

(u) “Pegasus Event Notice” has the meaning attributed to it in Section 4(b).

(v) “Person” means a natural person or entity, or a government or any division, department or agency thereof.

(w) “Preferred Shares” means the Company’s shares of Series H Convertible Preferred Stock and Series I Convertible Preferred Stock.

(x) “Reorganization” has the meaning attributed to it in Section 7.

(y) “Transfer” means as, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition, whether directly or indirectly and whether through one or a series of transactions, and, as a verb, voluntarily or involuntarily to transfer, sell, pledge or hypothecate or otherwise dispose of, whether directly or indirectly and whether through one or a series of transactions.

(z) “Warrants” has the meaning attributed to it in the recitals of this Agreement.

Section 2. The Commitment.

(a) From time to time, to the extent permitted under the Warrants, upon (and only upon) the exercise by a Holder (or their respective permitted assigns, and such exercising Person the “Exercising Holder”), of their respective right to acquire shares of Common Stock under the Warrants (an “Exercise Event” and the number of shares of Common Stock purchased pursuant to an Exercise Event, the “Exercise Shares”), the Company shall purchase from the Pegasus Group and Pegasus shall sell or cause a member of the Pegasus Group to sell to the Company a portion of the Commitment Shares equal to the number of Exercise Shares for a price per share equal to the Exercise Price; provided, that under no circumstances shall any member of the Pegasus Group be obligated to sell to the Company nor shall the Company be obligated to purchase from the Pegasus Group any number of shares of Common Stock exceeding the number of remaining Commitment Shares.

(b) Promptly following receipt of an Exercise Notice (as defined in the Warrants), and in no event more than five (5) Business Days thereafter, the Company shall deliver written notice to Pegasus of the occurrence of an Exercise Event, which notice shall include the name of the Exercising Holder, the number of Exercise Shares and the Exercise Price.

(c) Purchase and Sale of Commitment Shares.

(i) Concurrently with or promptly following the consummation of an Exercise Event, the Company shall purchase the Commitment Shares from Pegasus by paying to Pegasus (or any designee thereof) an amount equal to the Exercise Price multiplied by the number of Commitment Shares purchased, either (A) in cash or by wire transfer of immediately available funds or (B) by means of a cashless exercise pursuant to Section 2(d) (the foregoing methods of payment set forth in (A) and (B), including any combination of such methods, referred to herein as the “Payment”).

(ii) On or promptly following receipt of the Payment and the consummation of the Exercise Event, Pegasus or the applicable member of the Pegasus Group shall surrender the Commitment Shares purchased hereunder to the Company.

(d) If and to the extent that the Exercising Holder elects to satisfy its Exercise Price payment obligation to the Company by means of cashless exercise under Section 2(d) of that Warrant, (i) the Company shall purchase that number of Commitment Shares equal to the number of shares of Common Stock actually issued to the Exercising Holder in such cashless exercise; (ii) Pegasus or the applicable member of the Pegasus Group shall surrender the Commitment Shares actually issued by the Company pursuant to such cashless exercise and (iii) the Payment shall be made by reducing the number of Commitment Shares by the reduction in the number of Warrant Shares (as defined in the applicable Warrant) resulting from such cashless exercise.

Section 3. Additional Agreements of the Company.

Without the prior written consent of Pegasus, the Company shall not:

(a) consent to or give effect to any assignment or Transfer of the Warrants or any portion thereof (except with respect to Transfers permitted pursuant to Section 6(a) of the Warrants).

(b) agree to alter, modify or amend the Warrants (except to the extent required to amend the number of shares of Common Stock subject to purchase thereunder in accordance with the terms of the applicable Warrant).

(c) waive any of the Company’s rights and privileges or any of the obligations of the holder of a Warrant under the Warrants.

Section 4. Additional Agreements of Pegasus. Pegasus hereby agrees that:

(a) Until eleven (11) Business Days following the three-year anniversary of the Issuance Date, the Pegasus Group will not Transfer any shares of Common Stock that would result in the Pegasus Group owning, in the aggregate, fewer shares of Common Stock than the number of Aggregate Warrant Shares

(b) On or after the tenth (10th) Business Day following the three-year anniversary of the Issuance Date, Pegasus shall give at least twenty (20) Business Days’ prior written notice to the Company and the Holder(s) (a “Pegasus Event Notice”) regarding any proposed transaction by any member of the Pegasus Group that would result in the Pegasus Group owning, in the aggregate, fewer shares of Common Stock than the number of Aggregate Warrant Shares (a “Pegasus Event”).

(c) So long as any Warrant remains outstanding, Pegasus shall take all commercially reasonable actions to facilitate the transfer agent of the Company to enter stop transfer instructions on a number of shares of Common Stock held by Pegasus or the Pegasus Group equal to the number of Aggregate Warrant Shares.

Section 5. Expiration and Cancellation.

(a) Expiration; Pegasus Event.

(i) This Agreement (and any remaining portion of the Commitment) shall expire unexercised and all rights and obligations hereunder shall immediately cease upon the occurrence of any Expiration Event.

(ii) Upon the consummation of any Pegasus Event, so long as Pegasus shall have given at least twenty (20) Business Days’ prior written notice thereof to the Company and the Holders pursuant to Section 4(b), the number of Commitment Shares shall be reduced to equal the number of shares of Common Stock owned in the aggregate by the Pegasus Group immediately following the consummation of such Pegasus Event.

(b) Pegasus Call Right.

(i) At any time and from time to time, subject to this Section 5(b), Pegasus shall have the right in its sole discretion to cancel its obligations to the Company with respect to all or less than all of the Commitment Shares (a “Pegasus Call”); provided, however, that Pegasus may not execute a Pegasus Call (1) to the extent and for so long as the board of directors of the Company determines in its sole discretion that the Company is prohibited by applicable law from purchasing shares of Common Stock for cash on the terms and conditions set forth in the Warrants or (2) if a Default (as defined in the Credit Facility) or an Event of Default (as defined in the Credit Facility) shall exist and be continuing.

(ii) Any Pegasus Call shall be effected by Pegasus by:

(A)	delivery of a written notice (the “Call Notice”) to the Company and the Holders, setting forth the number of Commitment Shares subject to the Pegasus Call; and

(B)	payment to the Company, by wire transfer of immediately available funds, of an amount equal to the Maximum Spread (as defined in the Warrants) as of the effective date of the Pegasus Call multiplied by the number of Commitment Shares being cancelled (the “Call Consideration”).

(iii) On or promptly following receipt of the Call Notice and the Call Consideration, the Company shall purchase all or a portion of the Warrants pursuant to a Company Repurchase (as defined in the Warrants) and shall apply the Call Consideration in satisfaction of the Company’s payment obligations with respect to such Company Repurchase.

(iv) For the avoidance of doubt, in the event an Exercise Event has been consummated with respect to all or a portion of the Commitment Shares that are the subject of a Call Notice delivered to the Company after the consummation of such Exercise Event, notwithstanding this Section 5, all or such portion of the Commitment Shares shall not be cancelled and the Company shall promptly return all or such portion of the Call Consideration (without interest), if any, to Pegasus.

Section 6. Adjustments to Commitment Shares.

(a) In the event of any adjustment to the number of shares for which the Warrants are exercisable, including without limitation as the result of the expiration of the Warrants issued to Cleantech Europe II (A) LP and Cleantech Europe II (B) LP pursuant to Section 7(a)(i)(D) thereof, the number of Commitment Shares then underlying this Agreement shall be increased or decreased in a like proportion.

(b) Upon the occurrence of any event resulting in an adjustment or readjustment of the Commitment Shares pursuant to this Section 6, the Company shall promptly, and in no event later than any attempt to purchase Commitment Shares, give notice to Pegasus of such event.

Section 7. Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

(a) Upon the consummation of any (a) sale of all or substantially all of the Company’s assets to an acquiring Person or (b) other merger, consolidation, recapitalization or other similar capital reorganization of the Common Stock following which the Company is not a surviving entity or its Common Stock has been, or will be, converted, exchanged or reclassified into any other type or class of capital stock, security or asset (each a “Reorganization”), to the extent the Person purchasing the assets of the Company or the successor resulting from such Reorganization (such Person in each case, the “Acquiring Entity”) issues to the Holders (or their permitted assigns) a security of the Acquiring Entity pursuant to Section 9 of the Warrants:

(i) Pegasus and the Company shall amend this Agreement such that the rights and obligations of Pegasus including, without limitation, the obligation to sell to the Acquiring Entity and of the Acquiring Entity to purchase from Pegasus securities of the Acquiring Entity substantially similar in form and substance to this Agreement; and

(ii) the Company shall secure from the Acquiring Entity a written agreement to accede to and assume the rights and obligations of the Company under this Agreement, as amended pursuant to this Section 7, and Pegasus hereby consents to such accession and assumption without any further action or approval.

(b) Prior to the consummation of any sale of all or substantially all of the Company’s assets to an acquiring Person or Reorganization, Pegasus and the Company shall amend this Agreement to ensure that the Company’s obligation to purchase Commitment Shares from Pegasus and Pegasus’ obligation to sell Commitment Shares to the Company will thereafter be in respect of such shares of capital stock, securities or assets that will be, or would have been, issued or payable in or as a result of the sale of all or substantially all of the Company’s assets to an acquiring Person or Reorganization with respect to or in exchange for the Commitment Shares as of the date of effectiveness of such sale or Reorganization.

Section 8. Notice. All notices and other communications hereunder will be in writing and will be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise (including electronic confirmation of successful transmission generated by the facsimile machine of the sender), (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier service or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.

If to Pegasus:

Pegasus Partners IV, L.P.

99 River Road

Cos Cob, CT 06807

Attention: Steven Wacaster

With a copy (which shall not constitute notice or constructive notice) to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Attention: Jeffrey L. Kochian

Fax: (212) 872-1002

If to the Company:

Lighting Science Group Corporation

1227 South Patrick Drive

Building 2A

Satellite Beach, FL 32937

Attention: Tom Shields, Chief Financial Officer

Fax: (321) 779-5521

With a copy (which shall not constitute notice or constructive notice) to:

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, TX 75219

Attention: Greg R. Samuel, Esq.

Fax: (214) 200-0577

Each party shall provide five (5) days’ prior written notice to the other party of any change in address or fax number or email address. Written confirmation of receipt (A) given by the recipient of any notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s fax machine or computer containing the time, date, recipient fax number or email address and an image of the first page of the fax transmission or the content of the email, or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt.

Section 9. Amendment and Waiver. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company (which shall require the approvals contemplated by Section 3(g)(ii) of the Warrants) and Pegasus. No provision hereunder may be waived other than in a written instrument executed by the waiving party. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 10. Miscellaneous.

(a) If for any reason the Company breaches Section 3 of this Agreement or the Warrants are otherwise amended, altered or modified without the prior written consent of Pegasus, all references to the Warrants or a Warrant shall refer to the Warrant or Warrants, and the terms and conditions thereof, without giving effect to the acts or omissions giving rise to such breach, or any other such amendments, alterations or modifications.

(b) With respect to Warrants that are Transferred (other than pursuant to and in accordance with Section 6(a) of the Warrant) without Pegasus’ prior written consent, notwithstanding anything to the contrary, following such Transfer, to the extent that any such Warrants are exercised and such exercise is accepted by the Company, the Company shall not be obligated or permitted to purchase from Pegasus, nor shall Pegasus be obligated to sell to the Company, any Commitment Shares in connection therewith, and the Commitment Shares shall be reduced by the number of Warrant Shares (as defined in the Warrants) the rights for which have been so exercised.

(c) With respect to any amendments, alterations or modifications to the terms (economic or otherwise) of the Warrants to which Pegasus has given its prior written consent pursuant to the requirements set forth herein, such amendments, alterations or modifications shall, to the extent possible, apply to the Company’s purchase of Commitment Shares hereunder.

Section 11. Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

Section 12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns; provided, that the Company may not assign any of its rights or obligations under this Agreement without the prior written consent of Pegasus; provided, further, that Pegasus may not assign any of its rights or obligations under this Agreement without the prior written consent of the Company in its sole discretion (subject to Section 3(g)(i) of the Warrants).

Section 13. Entire Agreement. This Agreement and the Warrants contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangement or undertakings with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

LIGHTING SCIENCE GROUP CORPORATION

By:	/s/ Thomas C. Shields
Name:	Thomas C. Shields
Title:	Chief Financial Officer

PEGASUS PARTNERS IV, L.P.

By:	Pegasus Investors IV, L.P., its general partner

By:	Pegasus Investors IV GP, L.L.C., its general partner

By:	/s/ Jason Schaefer
Name:	Jason Schaefer
Title:	Secretary

Signature Page to Commitment Agreement